EXHIBIT 22
                         SUBSIDIARIES OF THE REGISTRANT



 NAME OF SUBSIDIARY                           STATE OF INCORPORATION
------------------------------------------ --------------------------

CIMSA Financial Corporation ...............         Arizona
ASR Finance Corporation ...................         Arizona
ASR Mortgage Acceptance, Inc. .............         Arizona
Residential Mortgage Acceptance, Inc.  ....         Delaware
ASR Properties, Inc. ......................         Arizona
ASV -- II Properties, Inc. ................         Arizona
ASV -- XVII Properties, Inc. ..............         Arizona
RMA Investments Holding, Inc. .............         Arizona
ASC -- I Properties, Inc. .................         Arizona
ASC -- II Properties, Inc. ................         Arizona
ASC -- III Properties, Inc. ...............         Arizona
ASC -- IV Properties, Inc. ................         Arizona
ASC -- V Properties, Inc. .................         Arizona
ASC Properties, Inc. ......................         Arizona